AGREEMENT AND PLAN OF MERGER



                                     Between




                       EXCALIBUR TECHNOLOGIES CORPORATION



                           EXCALIBUR ACQUISITION CORP.



                                       and


                             CONQUEST SOFTWARE, INC.








                            Dated as of July 5, 1995

                             TABLE OF CONTENTS



ARTICLE I - THE MERGER                                           1

               Section 1.1    The Merger                         1
               Section 1.2    Effective Time of the Merger       2

ARTICLE II - THE SURVIVING CORPORATION                           2

               Section 2.1    Articles of Incorporation          2
               Section 2.2    By-Laws                            2
               Section 2.3    Directors and Officers             2

ARTICLE III - CONVERSION OF SHARES AT EFFECTIVE TIME             4

               Section 3.1    Conversion of Shares of the
                              Company Common Stock               4
               Section 3.2    Status of Securities After         5
                              Effective Time
               Section 3.3    Intentionally Omitted              6
               Section 3.4    Dividends                          6
               Section 3.5    Closing                            7
               Section 3.6    Exchange of Stock Certificates     7
               Section 3.7    Legend on Certificates             7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF EXCALIBUR         8
                             AND EAC

               Section 4.1    Corporate Organization and Good    8
                              Standing
               Section 4.2    Authorization; Binding Agreement   9
               Section 4.3    Capitalization of Excalibur        9
               Section 4.4    Subsidiaries; Other                10
                              Transactions
               Section 4.5    Financial Statements and SEC       10
                              Reports
               Section 4.6    Absence of Certain Changes         11
               Section 4.7    Certain Fees                       11
               Section 4.8    Consents and Approvals; No         12
                              Violations
               Section 4.9    Litigation                         13
               Section 4.10   Excalibur Common Stock             14
               Section 4.11   Intellectual Property              14
               Section 4.12   Permits and Licenses               18
               Section 4.13   Environmental Matters              19
               Section 4.14   No Misrepresentation               19
               Section 4.15   Contracts; Minutes                 20
               Section 4.16   Insurance                          21
               Section 4.17   Certain Employment Matters; Labor  21
                              Relations
               Section 4.18   Employee Benefit Plans             22
               Section 4.19   Property; etc.                     23
               Section 4.20   Tax Returns                        24
               Section 4.21   Tax Free Status of Merger          24

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF CONQUEST           25

               Section 5.1    Corporate Organization and Good    25
                              Standing
               Section 5.2    Authorization ; Binding Agreement  26
               Section 5.3    Capitalization of ConQuest         26
               Section 5.4    Subsidiaries;Other Transactions    27
               Section 5.5    Financial Statements               28
               Section 5.6    Absence of Certain Changes         28
               Section 5.7    Certain Fees                       28
               Section 5.8    Consents and Approvals; No         29
                              Violations
               Section 5.9    Litigation                         30
               Section 5.10   Certain Employment Matters; Labor
                              Relations                          31
               Section 5.11   Employee Benefit Plans             32
               Section 5.12   Property; etc.                     33
               Section 5.13   Vote                               33
               Section 5.14   Tax Returns                        33
               Section 5.15   Intellectual Property              34
               Section 5.16   Contracts; Minutes                 38
               Section 5.17   Permits and Licenses               39
               Section 5.18   Real Property; Environmental       40
                              Matters
               Section 5.19   No Misrepresentation               41
               Section 5.20   Insurance                          41

ARTICLE VI - CONDUCT OF BUSINESS PENDING THE MERGER              41

               Section 6.1    Conduct of Business by ConQuest    41
                              Pending the Merger
               Section 6.2    Conduct of Business by Excalibur   44
                              Pending the Merger

ARTICLE VII - ADDITIONAL AGREEMENTS                              47

               Section 7.1    Access to Information              47
               Section 7.2    Proxy Statement                    49
               Section 7.3    Shareholders' Approval             49
               Section 7.4    Agreement to Cooperate             50
               Section 7.5    Public Statements                  51
               Section 7.6    Stock Options and Acquisition      51
                              Rights
               Section 7.7    Excalibur Options                  52
               Section 7.8    Employment Agreements              53
               Section 7.9    Certain Fees and Liabilities       53
               Section 7.10   Registration Rights                54
               Section 7.11   Confidentiality                    54
               Section 7.12   Excalibur Employee Benefit Plans   58
               Section 7.13   ConQuest Stockholder               59
                              Representative

ARTICLE VIII - CONDITIONS                                        59

               Section 8.1    Conditions to Each Party's         59
                              Obligation to Effect the Merger
               Section 8.2    Conditions to Obligation of        60
                              ConQuest to Effect the Merger
               Section 8.3    Conditions to Obligation of        61
                              Excalibur and EAC to Effect
                              the Merger

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER                   63

               Section 9.1    Termination                        63
               Section 9.2    Effect of Termination              65
               Section 9.3    Amendment                          65
               Section 9.4    Waiver                             66

ARTICLE X - GENERAL PROVISIONS                                   66

               Section 10.1   Survival of Representations        66
                              and Warranties and Agreements
               Section 10.2   Material Adverse Effect            67
               Section 10.3   Knowledge                          67
               Section 10.4   Additional Disclosures             67
               Section 10.5   Notices                            68
               Section 10.6   Interpretation                     69
               Section 10.7   Miscellaneous                      69
               Section 10.8   Counterparts                       70
               Section 10.9   Parties in Interest                70
               Section 10.10  Schedules                          70
               Section 10.11  Arbitration                        70

Disclosure Schedules

Exhibit 8.2(b) - Form of Opinion of Holtzmann, Wise & Shepard
Exhibit 8.2(g) - Form of Opinion of Piper & Marbury to ConQuest
Exhibit 8.3(b)  - Form of Opinion of Piper & Marbury to Excalibur
Exhibit 7.8 - Form of Excalibur Employment Agreements
Exhibit 8.2(c) - Comfort Letter from Arthur Andersen
Exhibit 2.3 - Affiliate Stockholders' Agreement

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of July 5, 1995 (the "Agreement"),

between and among Excalibur Technologies Corporation, a Delaware corporation

("Excalibur"), Excalibur Acquisition Corp., a Maryland corporation ("EAC"),

which is a wholly-owned subsidiary of Excalibur, and ConQuest Software, Inc., a

Maryland corporation ("ConQuest").



     WHEREAS, the Boards of Directors of Excalibur, EAC and ConQuest have approved the merger of ConQuest with and into EAC (the "Merger") pursuant to the terms and conditions set forth in this Agreement.



     NOW, THEREFORE, in consideration of the premises and the representations,

warranties, covenants and agreements contained herein, the parties hereto,

intending to be legally bound hereby, agree as follows:





                                    ARTICLE I



     Section 1.1 The Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof) in accordance with the General Corporation Law of the State of Maryland (the

"Maryland Act"), ConQuest shall be merged with and into EAC in accordance with this Agreement and appropriate articles of merger (the "Articles of Merger"),

and the separate existence of ConQuest shall thereupon cease.  EAC shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the

"Surviving Corporation").

     Section 1.2 Effective Time of the Merger.  The Merger shall become effective at such time (the "Effective Time") as a copy of the duly completed and executed Articles of Merger are accepted for filing by the Maryland State

Department of Assessments and Taxation or at such later time as the parties may agree to specify in the Articles of Merger.



                                   ARTICLE II

                            THE SURVIVING CORPORATION



     Section 2.1 Articles of Incorporation.  The Articles of Incorporation of

EAC shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.



     Section 2.2 By-Laws.  The By-laws of EAC shall be the By-laws of the

Surviving Corporation after the Effective Time until the same shall be altered or amended.



     Section 2.3 Directors and Officers.

          (a)  Subject to the remaining provisions of this Section 2.3 and the

Affiliate Stockholders' Agreement attached as Exhibit 2.3 hereto, the following individuals shall serve as the Board of Directors and as officers of the Surviving Corporation after the Effective Time to serve thereafter until their successors are elected and qualified:

                               Board of Directors

                                Richard M. Crooks
                                  J.M. Kennedy
                                 Jay H. Diamond

                                    Officers

               Chairman                 Richard M. Crooks
               Chief Executive Officer  J.M. Kennedy
               President and Secretary  Patrick Condo

          (b)  For a period of at least two (2) years after the Effective Date,

a representative of ConQuest (the "ConQuest Representative") shall be nominated

to serve as a director of  Excalibur.   During such two-year period, each of the

parties to the Affiliate Stockholders' Agreement shall, in accordance with the terms of the Affiliate Stockholders' Agreement, vote for the ConQuest

Representative as a director of Excalibur.

          (c)  Ed Addison shall be the ConQuest Representative; provided that if

Mr. Addison dies, resigns or his employment or services as a director or officer of Excalibur is terminated prior to the expiration of the two-year period, Paul

Nelson shall act as the alternate to Mr. Addison as ConQuest Representative, and

Donald Wilson shall act as the alternate to Mr. Nelson as ConQuest

Representative.  If none of the foregoing individuals are available to serve as the ConQuest Representative during the two-year period, then another ConQuest

Representative shall be selected by a majority of the persons who are ConQuest stockholders at the Effective Time and who remain Excalibur stockholders at the time of such selection.

                                   ARTICLE III

                     CONVERSION OF SHARES AT EFFECTIVE TIME



     Section 3.1    Conversion of Shares of ConQuest Stock.

          (a)  Each share of ConQuest Common Stock issued and outstanding at the

Effective Time, except as otherwise provided in the last sentence of subparagraph (c), shall, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.9617 shares of Excalibur Common Stock, except as provided in

Section 3.1(b) below.  For the purposes of this Agreement, "ConQuest Common

Stock" shall mean ConQuest's Common Stock, without par value; and "Excalibur

Common Stock" shall mean Excalibur's Common Stock, $.01 par value per share.



          (b)  No fraction of a share of Excalibur Common Stock shall be issued.

Each holder of a certificate or certificates representing shares of ConQuest

Common Stock issued

and outstanding immediately prior to the Effective Time who would otherwise be entitled to receive a fractional share of Excalibur Common Stock (after taking into account all shares of ConQuest Common Stock then held by such holder) shall receive only the whole number of shares of Excalibur Common Stock into which such holder's ConQuest Common Stock is converted under Section 3.1(a) above.



          (c)  The Excalibur Common Stock to be received upon the conversion

ConQuest Common Stock pursuant to the Merger hereof shall be referred to herein as the "Merger Consideration."

          (d)  As set forth below in Section 7.6, each holder of an option to acquire ConQuest Common Stock shall be entitled to receive upon exercise of such option after the Effective Time in lieu of ConQuest Common Stock, that number of shares of Excalibur Common Stock as such person would have received in the exchange set forth in Sections 3.1(a) and (b), if such person had exercised such option immediately prior to the Effective Time.



     Section 3.2    Status of Securities After Effective Time.

          (a) From and after the Effective Time, and until surrendered and exchanged, each outstanding certificate formerly representing shares of ConQuest

Common Stock shall be deemed for all purposes (other than the payment of dividends or other distributions, if any, to shareholders of Excalibur) to represent the right conferred upon such shares in accordance with Section 3.1 above to receive the number of whole shares of Excalibur Common Stock into which such shares of ConQuest Common Stock are converted in the Merger. Upon surrender and exchange of each outstanding certificate theretofore representing shares of

ConQuest Common Stock, there shall be paid to the record holders of the certificate or certificates of Excalibur Common Stock issued in exchange therefor the amount, without interest thereon, of dividends and other distributions declared and paid to shareholders of record subsequent to the

Effective Time with respect to the number of whole shares of Excalibur Common

Stock represented thereby.



          (b) If any certificate evidencing Excalibur Common Stock is to be registered in any name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such registration that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer as reasonably determined by Excalibur, that any applicable securities laws are complied with, and that the person requesting such exchange pay to Excalibur any transfer or other taxes required by reason of the issuance of a certificate for shares of Excalibur Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of Excalibur that such tax has been paid or is not payable by Excalibur.



          (c) From  and after the Effective Time, the stock transfer books of

ConQuest shall be closed and no transfer of shares of ConQuest Common Stock shall be made.



     Section 3.3  Intentionally Omitted.





     Section 3.4 Dividends.  If Excalibur shall, at any time after the date hereof but before the Effective Time, (i) issue a dividend in shares of

Excalibur Common Stock, (ii) combine the outstanding Excalibur Common Stock into a smaller number of shares, (iii) subdivide the outstanding Excalibur Common

Stock, (iv) reclassify the Excalibur Common Stock, or (v) otherwise increase or decrease the total number of shares of issued and outstanding capital stock of

Excalibur, then, in such event, the Merger Consideration to be delivered to holders of ConQuest Common Stock who are entitled to receive Merger

Consideration in exchange for ConQuest Common Stock shall be adjusted so that each shareholder shall be entitled to receive such Merger Consideration as such shareholder would have been entitled to receive if the Effective Time had occurred prior to the happening of such event (or, if applicable, the record date in respect thereof).

     Section 3.5 Closing.  The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Holtzmann,

Wise & Shepard, 1271 Avenue of the Americas, New York, New York 10020, at 10:00

a.m., Eastern Time, on the business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time and place as Excalibur and ConQuest shall agree.



     Section 3.6 Exchange of Stock Certificates.  At the Closing, the ConQuest

Stockholders will surrender to EAC the certificates theretofore representing all of the shares of ConQuest Common Stock issued and outstanding at the Effective

Time, and EAC will deliver to the ConQuest Stockholders certificates representing the Excalibur Common Stock into which the shares of ConQuest Common

Stock theretofore represented by the certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1 (a) and (b) above.  The

ConQuest Common Stock certificates so surrendered will forthwith be canceled.



     Section 3.7 Legend on Certificates.  Each certificate representing

Excalibur Common Stock issued pursuant to this Agreement shall bear a legend endorsed thereon in the form set forth below; provided that Excalibur shall issue unlegended certificates in place of such legended certificates upon (i)

expiration of the applicable holding period then in effect under Rule 144 promulgated under the Securities Act of 1933, as amended, or (ii) transfer of such shares pursuant to a registration of such shares pursuant to this Agreement

(including shares subject to the options described in Sections 7.6 below),

whichever occurs first:

          TRANSFER OF THE SHARES REPRESENTED HEREBY HAS NOT BEEN REGISTERED

          UNDER  THE  SECURITIES  ACT OF 1933 OR UNDER  ANY  SECURITIES  OR

          SIMILAR  LAWS OF ANY STATE.  THE SHARES MAY NOT BE SOLD,  OFFERED

          FOR  SALE, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF, IN  THE

          ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH

          ACT AND LAWS.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF EXCALIBUR AND EAC

     Excalibur and its subsidiaries represent and warrant to ConQuest as follows:



     Section 4.1  Corporate Organization and Good Standing.  Excalibur and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation,

with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except for such failures to be so qualified or licensed which would not have a Material Adverse

Effect (as defined in Section 10.2 hereof) on Excalibur or any of its subsidiaries.  Each of Excalibur and EAC has delivered to ConQuest true and correct copies of its Certificate or Articles of Incorporation and By-laws as in effect on the date hereof.

     Section 4.2  Authorization; Binding Agreement.  Excalibur and EAC have all requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder.  The execution, delivery and performance of this Agreement by Excalibur and EAC, and the consummation by

Excalibur and EAC of the transactions contemplated hereby, have been duly authorized by Excalibur's Board of Directors and EAC's Board of Directors and

security holders, and no other corporate action or proceeding on the part of

Excalibur or Excalibur's security holders or EAC or EAC's security holders is necessary for the execution, delivery and performance of this Agreement by

Excalibur and EAC and the consummation of the transactions contemplated hereby.

This Agreement has been duly and validly executed and delivered by Excalibur and

EAC and is a legal, valid and binding obligation of Excalibur and EAC,

enforceable against them in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by any limitations on enforcement or indemnification obligations in connection with the violation of laws as may be required by public policy.



     Section 4.3 Capitalization of Excalibur.  As of the date hereof, Excalibur and EAC have the authorized and outstanding capital stock and options set forth on Schedule 4.3.  All outstanding Excalibur and EAC shares are duly authorized,

validly issued, fully paid and non-assessable, and are entitled to vote and have not been issued in violation of any preemptive rights of any person.  Except as reflected on Schedule 4.3 or in the SEC Reports, as defined in Section 4.5, there are no outstanding subscriptions, options, warrants, conversion rights or other rights or other agreements or commitments providing for the issuance by

Excalibur of, or the granting of rights to acquire from Excalibur, any capital stock of Excalibur or securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of Excalibur or any stock appreciation rights.  There are no voting trusts or other written agreements or understandings or other restrictions to which Excalibur is a party with respect to the voting or issuance or transfer of the capital stock of

Excalibur, except for customary restrictions imposed by federal and state securities laws.



     Section 4.4  Subsidiaries; Other Transactions.  Except as set forth in

Schedule 4.4 hereof, there are no subsidiaries of Excalibur.  Excalibur owns all of the issued and outstanding securities of each of its subsidiaries.  Other than as set forth in Schedule 4.4, Excalibur does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other business.

As of the date of this Agreement, Excalibur has no obligations or commitments to, and does not presently contemplate that it will, within the foreseeable future, invest any funds in any business or entity or engage in any merger,

consolidation, reorganization, sale of assets or sale or purchase of securities or any similar transaction with any business or entity other than as set forth in Schedule 4.4.



     Section 4.5  Financial Statements and SEC Reports.  Excalibur heretofore has delivered to ConQuest true and complete copies of (i) its Annual Report on

Form 10-K for the fiscal years ended January 31, 1995 and 1994, (ii) its Form

10-Q for the period ended April 30, 1995; and (iii) its proxy statement relating to its last meeting of its shareholders (the documents referred to in clauses

(i) through (iii) being hereinafter referred to as "Excalibur SEC Reports").  As of their respective dates,the Excalibur SEC Reports (x) complied in all material respects with the applicable requirements of the Securities Act and the Exchange

Act, as the case may be, and (y) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements (including any related notes) of Excalibur included in the Excalibur SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis, and present fairly the consolidated financial position,

results of operations and cash flows of Excalibur as of the dates and for the periods indicated.  As at the date of each balance sheet of Excalibur included in the Excalibur SEC Reports, Excalibur had no material liabilities or obligations, contingent or otherwise, that are not reflected in such balance sheet.



     Section 4.6  Absence of Certain Changes.  Except as described in Schedule

4.6, at no time between January 31, 1995 and the Closing shall Excalibur or any of its subsidiaries have suffered any Material Adverse Effect, or taken, failed to take or suffered to exist any action that if taken, not taken or suffered to exist after the date of this Agreement would constitute a breach of any of the covenants set forth herein.



     Section 4.7  Certain Fees.  Except as disclosed on Schedule 4.7 hereto,

neither Excalibur , EAC, nor  any of their respective officers, directors,

employees or agents has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fees or commissions in connection with the transactions contemplated herein. No other agent or broker or other person is entitled to any commission or finder's fee in connection with the transaction contemplated by this Agreement.



     Section 4.8  Consents and Approvals; No Violations.

          (a) To the knowledge of Excalibur and its subsidiaries, neither

Excalibur nor any of its subsidiaries is in violation of any applicable law,

statute, ordinance, order, rule or regulation promulgated or judgment, decree,

order, concession, grant, permit, license or other governmental authorization or approval, issued or entered by, any federal, state or local, United States or foreign, court or governmental authority relating to or affecting the operation,

conduct or ownership of the property or business of Excalibur or any of its subsidiaries, which violation or violations could, individually or in the aggregate, have a Material Adverse Effect on Excalibur or any of its subsidiaries.



          (b) Except for applicable requirements of the Exchange Act, the

Securities Act, state securities laws, and the filing of Articles of Merger pursuant to the Maryland Act, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by Excalibur and EAC of the transactions contemplated by this Agreement or to enable Excalibur or any of its subsidiaries to continue to conduct its business after the Effective Time in a manner which is consistent with that in which it is presently conducted, except where the failure to make such filing or to obtain such permit, authorization,

consent or approval will not have a Material Adverse Effect on Excalibur or any of its subsidiaries or on ConQuest, and will not prevent consummation of the transactions contemplated hereby.

          (c) Neither the execution and delivery of this Agreement by Excalibur or EAC, the performance by Excalibur and EAC of their obligations hereunder nor the consummation by Excalibur and EAC of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the

Certificate or Articles of Incorporation or By-laws of Excalibur or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or the happening or occurrence of any other event) a default by Excalibur or any of its subsidiaries, or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (or give rise to the creation of any lien, charge, security interest or encumbrance upon any properties or assets of Excalibur or any of its subsidiaries) under any of the terms, conditions or provisions of any contract, note, bond, mortgage,

indenture, license, agreement or other instrument or obligation to which

Excalibur or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any order, writ,

injunction, decree, statute, rule or regulation of any court or governmental authority applicable to Excalibur or any of its subsidiaries or any of their properties or assets.



     Section 4.9  Litigation.  Except as disclosed in the Excalibur SEC Reports,

there is no action, suit, set of related actions or suits concerning a common issue, complaint, arbitration, inquiry, proceeding or investigation pending or,

to the knowledge of Excalibur or any of its subsidiaries, threatened against or involving Excalibur or any of its subsidiaries, or any properties or rights of

Excalibur or any of its subsidiaries, before any court, arbitrator or administrative or governmental body, and there is no judgment, decree,

injunction, rule or order of any court, governmental department, commission,

agency, instrumentality or arbitrator outstanding against Excalibur or any of its subsidiaries which would individually or in the aggregate, if adversely determined, have a Material Adverse Effect on Excalibur or any of its subsidiaries.  As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of Excalibur or any of its subsidiaries, threatened against Excalibur or any of its subsidiaries arising out of or in any way related to this Agreement, the Merger or any of the transactions contemplated hereby or thereby.



     Section 4.10  Excalibur Common Stock.  The Excalibur Common Stock which will be issued in accordance with this Agreement has been duly authorized and,

when issued as contemplated hereby, will be validly issued, fully paid and nonassessable.



     Section 4.11  Intellectual Property.  As used herein, "Intellectual

Property Rights" means any and all rights to exclude existing from time to time in the United States or any specified foreign jurisdiction under patent law,

copyright law, moral rights law, trade-secret law, semiconductor chip protection law, trademark law, unfair competition law, or other similar rights.

          (a) Schedule 4.11 sets forth all Intellectual Property Rights owned by

Excalibur and its subsidiaries, including, but not limited, to all U.S. and foreign trademarks, service marks, trade names, copyrights, U.S. and foreign patents, patent applications and provisional specifications and applications,

reissues, divisionals, substitutes, continuations, and continuations-in-part thereof, utility models, design patents and applications therefore, computer programs and computer software, proprietary information, relating to products,

processes therefore, apparatus and maintenance thereof, research, computer software, manufacturing techniques, program files, flow charts, drawings,

techniques, source and executable codes, standards, specifications,

improvements, inventions, statistical data, development plans, technologies, and manuals (both design and end-user), and all licenses or other proprietary rights associated with any of the foregoing owned by Excalibur and its subsidiaries and all applications for any of the foregoing (together with all related trade secrets and know-how the "Excalibur Intellectual Property Rights").  The

Excalibur Intellectual Property rights, together with the intellectual property rights licensed by Excalibur under agreements identified in Schedule 4.11 and other information in the public domain constitute all of the intellectual property necessary to enable Excalibur to conduct and to continue to conduct all phases of its business (including products under development) in the manner presently conducted or contemplated.  Excalibur and its subsidiaries have good title to all of the Excalibur Intellectual Property Rights set forth in Schedule

4.11, free and clear of all liens, charges, encumbrances, licenses (exclusive or nonexclusive) or grants of any other rights of any nature whatsoever, except as set forth in Schedule 4.11.  Each of the Excalibur Intellectual Property Rights

is valid and enforceable, and the making, using, selling, reproductions in copies thereof, preparation of derivative works based thereon, distribution of copies by sale or other transfer of ownership, or otherwise, and the licensing and sublicensing of others, to do any of the aforementioned acts with regard to any of the products or works under such Excalibur Intellectual Property Rights do not infringe any rights owned or held by any other person.



          (b)       To the best of Excalibur's and its subsidiaries' knowledge,

the conduct of the business of Excalibur and its subsidiaries as heretofore carried on is free from any infringement of Intellectual Property Rights of others and there is no pending, or to the best of Excalibur's knowledge,

threatened claim against Excalibur or EAC for any infringement of any of the foregoing. Neither Excalibur, EAC nor, to their knowledge, any of their respective employees or agents, has notified any person or entity that it believes such person or entity is infringing, or making any preparation to infringe, or contributing to or inducing others to infringe, any of the

Excalibur Intellectual Property Rights.



          (c)  Excalibur and its subsidiaries have taken all reasonable measures to protect the secrecy, confidentiality and value of their respective trade secrets and the Excalibur Intellectual Property Rights, and the same have not been disclosed to others except pursuant to reasonable confidentiality agreements.  All of the Excalibur Intellectual Property Rights subject to a patent or copyright are presently valid and protectable and are not part of the public knowledge, nor to Excalibur's and its subsidiaries' knowledge have they been used, divulged or appropriated for the benefit of any past or present employees or other persons, or to the detriment of Excalibur or its subsidiaries.



          (d)  Excalibur and its subsidiaries, and to their knowledge, each person associated in any way with the filing and prosecution of any application for a patent or copyright relating to the Excalibur Intellectual Property Rights have, throughout the prosecution of such application, acted in good faith before the United States Patent and Trademark Office (the "Patent Office") or the

copyright office of the U.S. Library of Congress (the "Copyright Office"), as

the case may be, and all information provided by or on behalf of Excalibur or any of its subsidiaries to the Patent Office and Copyright Office has been true and correct in all material respects.

          (e)  Other than the proceedings and challenges listed and identified in Schedule 4.11 hereto, there is no pending or, to the knowledge of Excalibur and its subsidiaries, threatened, action, suit or other proceeding before any court, the United States Patent and Trademark Office, any foreign patent office,

arbitrator or federal or state administrative agency involving Excalibur (i)

that in any manner draws into question the validity or enforceability of any of the Excalibur Intellectual Property Rights or alleges that the products, systems or processes made or practiced with the Excalibur Intellectual Property Rights infringed upon any patents, copyrights or other intellectual property rights of others, (ii) in which there is a reasonable possibility of an adverse decision or decisions which could otherwise prevent or have a Materially Adverse Effect upon the right of Excalibur or any of its subsidiaries to use, sell or license the Excalibur Intellectual Property Rights or (iii) in which Excalibur or its subsidiaries or any of their respective agents is or was alleged to have violated any legal restriction, including any competition law, with respect to such Excalibur Intellectual Property Rights.



          (f)  The use of the trade names and trademarks listed on Schedule

4.11, if any, by Excalibur and its subsidiaries has been continuous, and such names have never been abandoned by Excalibur or its subsidiaries.



          (g)  Except as shown on Schedule 4.11 hereto, neither Excalibur nor any of its subsidiaries is aware of (i) any circumstances that would prevent,

delay or condition the issuance of a pending patent or copyright application covering any of the Excalibur Intellectual Property Rights, or that would modify or reduce the coverage of such patent or copyright as described in the application therefor, a copy of which has been delivered to ConQuest (ii) any prior art with respect to any pending or issued patent or copyright or any of the Excalibur Intellectual Property Rights, or (iii) any protest, objection or challenge to any pending patent or copyright application covering the Excalibur

Intellectual Property Rights.



          (h)  Excalibur has delivered true and correct copies of each patent,

copyright registration  and application therefor to ConQuest.



     Section 4.12 Permits and Licenses.  Excalibur and each of its subsidiaries has acquired and currently holds all permits, licenses, franchises,

authorizations, approvals and other certificates of authority as may be required for Excalibur or its subsidiaries to conduct its business and the absence of which would have a Material Adverse Effect on the business or operations of

Excalibur or any of its subsidiaries.  Excalibur and its subsidiaries are in material compliance with all the terms thereof, and Excalibur is not aware of any reason why any such permit, license, franchise, authorization, approval or other certificates of authority could not be renewed on terms at least as advantageous to Excalibur and its subsidiaries  as the current license,

franchise, authorization, approval and other certificates of authority held by

Excalibur or any of its subsidiaries.  Excalibur is not aware of any change in any law, rule or regulation, whether or not yet effective, which is likely to require Excalibur or any of its subsidiaries to obtain in the future any additional license, franchise, authorization, approval or any other certificates of authority, the absence of which would have a Material Adverse Effect on the business or operations of Excalibur or any of its subsidiaries.

     Section 4.13  Environmental Matters.  Neither Excalibur nor any of its

subsidiaries nor, to its knowledge, any other person, has (either with or without negligence) caused or permitted the escape, disposal or release in violation of applicable law of any biologically active or other hazardous substances, or materials causing harm in or on any real property occupied or owned by Excalibur or any of its subsidiaries or utilized by Excalibur or any of its subsidiaries in conducting its business (the "Premises").  Neither Excalibur nor any of its subsidiaries, nor, to its knowledge, any other person, has stored or used such substances or materials on or about any Premises in any manner not sanctioned by law or by commercially reasonable standards in the industry for the storage and use of such substances or materials.  Neither Excalibur nor any of its subsidiaries has brought or allowed to be brought onto the Premises any such materials or substances except to use in the ordinary course of Excalibur's or EAC's business.  During the use and occupancy of the Premises by Excalibur or any of its subsidiaries or any lessee or sublessee or licensee of Excalibur or any of its subsidiaries, Excalibur or EAC or such lessee, sublessee or licensee have kept and maintained the Premises so as to be in material compliance with all then existing statutes, laws, rules, ordinances, orders, permits and regulations of state, federal, local and other governmental and regulatory authorities, agencies and bodies pertaining to environmental matters, or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive or hazardous wastes or materials, including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, the

Comprehensive Environmental Response Compensation and Liability Act of 1980, as

from time to time amended.



     Section 4.14  No Misrepresentation.  No representation or warranty by

Excalibur or EAC in this Agreement, nor any statement, certificate or schedule furnished or to be furnished by or on behalf of Excalibur or EAC pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact.  Excalibur and EAC have delivered true and complete copies of all documents referred to in this Article IV (or in any Schedule delivered by

Excalibur or EAC) to ConQuest.



     Section 4.15  Contract; Minutes.  Schedule 4.15A sets forth a complete and correct list of the following contracts, whether written or oral, to which

Excalibur or EAC is party (a) development agreements, sales agency agreements,

marketing or distribution agreements; (b) guarantees of any obligation; (c)

agreements for the sale of any properties or assets of Excalibur or EAC other than sales of products in the ordinary course of business; (d) contracts,

pursuant to which Excalibur or EAC is or maybe obligated to make payments,

contingent or otherwise, on account of or arising out of the acquisition, prior,

pending or future, of the business or other assets of another enterprise; (e)

secrecy or invention agreements under which Excalibur, EAC, or to either of their knowledge, any of the present officers or employees of Excalibur or EAC,

has any obligation; (f) requirements contracts with Excalibur or EAC as purchaser or seller or other agreements for the purchase or sale of goods or services not terminable without liability by Excalibur or EAC on 30 days' notice

(g) agreements or arrangements limiting the freedom of Excalibur or EAC, or to either of their knowledge, any of their respective present officers or employees, to compete in any line of business with any person or other entity or in any geographical area, (h) joint venture agreements or partnership, profit sharing or other agreements, (i) agreements pursuant to which Excalibur or EAC has indemnified or shared tax liability with any party; (j) policies and procedures manuals with respect to the Excalibur and EAC employees; and (k)

contracts, commitments or agreements with an annual commitment of $1,000,000 or more that are not referred to above in Section 4.15 or in any other Schedule to this Agreement which relate to or affect Excalibur or EAC or any of their subsidiaries.  Except as provided in Schedule 4.15B, Excalibur and its subsidiaries are in compliance with all material contracts and agreements to which Excalibur or any of its subsidiaries is a party or by which Excalibur or any of its subsidiaries is bound (regardless of type of contract or annual sales volume), and to the knowledge of Excalibur, no other party is in breach thereof.

Excalibur and EAC have provided to ConQuest true, correct and complete copies of all minutes and/or consents of all actions taken by the shareholders and Board of Directors of Excalibur and EAC since February 1, 1994.



     Section 4.16  Insurance.  Excalibur maintains insurance for the protection of its business, properties and assets against such hazards and in such amounts as is customary among businesses of like size and nature as Excalibur.  All such insurance is in full force and effect, and Excalibur has neither received nor given any notice of termination or reduction in coverage thereunder.



     Section 4.17  Certain Employment Matters; Labor Relations.  Except as set

forth in Schedule 4.17, there are no written employment or consulting agreements or contracts in effect between Excalibur and any of its employees nor any oral contracts or understandings of employment or consultation which are not terminable upon the giving of notice not to exceed thirty (30) days.  Excalibur has complied with all applicable laws, rules and regulations relating to the employment of labor which could have a Material Adverse Effect on the business,

assets, condition or prospects, financial or otherwise, of Excalibur, including without limitation those relating to wages, hours, collective bargaining, age and sex discrimination and the payment and withholding of taxes; Excalibur has withheld all amounts required by law or agreement to be withheld from the wages or salaries of their employees; and Excalibur has no unaccrued liability for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  There are no controversies pending, threatened or reasonably anticipated between Excalibur and any employee or former employee.  None of the employees of Excalibur are represented by a labor union, and no petition has been filed or proceeding instituted of which Excalibur has notice by any employee or group of employees with any labor relations boards seeking recognition of a bargaining representative.  There is no dispute or controversy with any union or other organization representing employees, and no arbitration proceeding is pending or threatened involving such a dispute or controversy.



     Section 4.18  Employee Benefit Plans.

          (a)  Schedule 4.18 lists all Benefit Plans (as hereinafter defined),

and Excalibur has previously provided to ConQuest true and complete copies of all qualified pension or profit sharing plans, any deferred compensation,

consultant, bonus or group insurance contract, or any other incentive, welfare,

or employee benefit plan or agreement maintained for the benefit of employees or former employees of Excalibur (for purposes of this Section 4.18, the "Benefit

Plans"), together with (i) the most recent actuarial and financial reports prepared with respect to any Benefit Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any Benefit

Plan.  Excalibur has no commitment to create any such additional plans,

contracts or arrangements or to amend any such plans, contracts or arrangements so as to increase, benefits thereunder.  Except as set forth in the employment and consulting agreements set forth on Schedule 4.17, Excalibur is not obligated to provide any post-retirement welfare benefits to its employees, including post-retirement health or life insurance coverage.

          (b)  To the best knowledge of Excalibur after reasonable investigation and consultation with legal counsel, neither Excalibur nor any administrator or fiduciary of any of such Benefit Plans (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject Excalibur to any direct or indirect liability for a breach of any fiduciary, co-fiduciary, or other duty under ERISA, which individually or in the aggregate could result in a Material Adverse Effect to

Excalibur.  No oral or written representation or communication by Excalibur with respect to any aspect of the Benefit Plans has been or will be made to employees of Excalibur prior to the Effective Time which is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit plans in effect immediately prior to the Effective Time.  There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim.



     Section 4.19  Property; etc.  Except for leased property and as specified in such Schedule 4.19, and except for computers loaned to Excalibur for development purposes, Excalibur has good, marketable and insurable title to all of the property, real or personal, tangible or intangible, owned or used by it,

free and clear of all mortgages, pledges, liens, security interests or encumbrances of any nature (other than liens for taxes, assessments or other governmental charges not yet due and payable, or presently payable without penalty or interest), (collectively, the "Encumbrances").  All machinery,

equipment, tools, furniture and fixtures owned or leased by Excalibur are in good operating condition and repair.  There are no outstanding enforcement actions or notices of violation issued or threatened by any federal, state,

county or municipal authority having jurisdiction over any such property.

     Section 4.20  Tax Returns.  Excalibur and its subsidiaries have filed all federal, state and other tax returns and reports required to be filed for all periods on or before the due dates (as extended by any valid extensions of time)

and has paid all taxes shown to be due by said returns.  Such returns reflect all taxes due and payable with respect to the periods covered thereby and there are no liabilities, claims, interest or penalties pending, assessed, asserted or threatened against Excalibur or any of its subsidiaries in connection with any such taxes and no basis therefor.  The reserve, for taxes (federal, state and local) reflected in Excalibur's balance sheet at January 31, 1995 are adequate to cover any and all taxes, including deferred taxes, and any interest and penalties in connection therewith which may be assessed with respect to the property, business and operations of Excalibur up to the date of Excalibur's balance sheet and all prior periods.  Excalibur has not been given or been requested to give waivers of any statutes of limitations relating to the payment of taxes for any taxable period.  Furthermore, to the best knowledge of

Excalibur, no fact exists which would constitute grounds for assessment of any further tax liability.

     Section 4.21   Tax Free Status of Merger.  Excalibur and EAC acknowledge

that the Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a)(2)(D) of the Code and that the Merger is intended to be pursuant to a "plan of reorganization" within the meaning of Section 354(a)(1)

of the Code.  Excalibur and EAC agree to report the Merger in accordance with such intent for United States income tax purposes.  Excalibur represents that it has and at the Closing will have no plan or intention to take any action and covenants to take no action that would cause the Merger to fail to qualify as a

"reorganization" within the meaning of Section 368(a)(2)(D) of the Code, including but not limited to any action that would (i) cause or permit Excalibur not to own directly stock of EAC possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of EAC, (ii) cause or permit

EAC not to conduct the business carried on by ConQuest at the time of Closing or not to use at least 50% of the assets owned by ConQuest at the time of Closing and used at that time in connection with ConQuest's business in the business of

EAC, or (iii) cause or permit EAC to liquidate, merge into another corporation,

or otherwise transfer a substantial portion of its assets outside the ordinary course of business.



                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF CONQUEST



     ConQuest represents and warrants to Excalibur and EAC as follows:



     Section 5.1  Corporate Organization and Good Standing.  ConQuest is a

corporation duly organized, validly existing and in good standing under the laws of Maryland, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and, except as provided in Schedule 5.1 hereto, is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except for such failures to be so qualified or licensed which would not have a Material Adverse Effect on

ConQuest.  ConQuest has delivered to Excalibur true and correct copies of its

Articles of Incorporation and By-laws as in effect on the date hereof.

     Section 5.2  Authorization; Binding Agreement.  ConQuest has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of its stockholders, to perform its obligations hereunder.  The execution, delivery and performance of this Agreement by

ConQuest, and the consummation by ConQuest of the transactions contemplated hereby, have been duly authorized by ConQuest's Board of Directors and no other corporate action or proceeding on the part of ConQuest is necessary for the execution, delivery and performance of this Agreement by ConQuest and the consummation of the transactions contemplated hereby except for obtaining the requisite approval of ConQuest's shareholders.  This Agreement has been duly and validly executed and delivered by ConQuest and is a legal, valid and binding obligation of ConQuest, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency,

reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)

and by any limitations or enforcement or indemnification obligations in connection with the violation of laws as may be required by public policy.



     Section 5.3  Capitalization of ConQuest.  As of the date hereof, the authorized capital stock of ConQuest consists of 2,500,000 shares of ConQuest

Common Stock, without par value.  As of the date hereof, there were issued and outstanding 1,478,287 shares of ConQuest Common Stock.  All of the outstanding shares of ConQuest Common Stock have been duly authorized and validly issued,

were not issued in violation of any person's preemptive rights and are fully paid and nonassessable.  As of the date hereof, options to acquire 593,122 shares of ConQuest Common Stock were issued and outstanding under ConQuest's stock option plan. As of the date hereof, except as set forth above or in

Schedule 5.3 hereof, there are no outstanding options, warrants, subscriptions,

conversion rights or other rights, agreements or commitments obligating ConQuest or any of its subsidiaries to issue any additional shares of the capital stock of ConQuest or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire from ConQuest any shares of the capital stock of ConQuest, or any stock appreciation rights.  Except as set forth in Schedule 5.3, as of the date hereof, to the knowledge of ConQuest there are no voting agreements, voting trusts or other restrictions on the transfer of the shares of the capital stock of ConQuest or limiting the voting rights of any such shares, except for customary restrictions imposed by federal and state securities laws.



     Section 5.4  Subsidiaries; Other Transactions.  Except as set forth in

Schedule 5.4 hereof, there are no subsidiaries of ConQuest.  Schedule 5.4 sets forth the issued and outstanding securities of each of its subsidiaries as of the date hereof and the number of such shares thereof which are owned by

ConQuest.  Other than as set forth in Schedule 5.4, ConQuest does not own directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other business.  As of the date of this Agreement, except as set forth on

Schedule 5.4, ConQuest has no obligations or commitments to, and does not presently contemplate that it will, within the foreseeable future,  invest any funds in any business or entity or engage in any merger, consolidation,

reorganization, sale of assets or sale or purchase of securities or any similar transaction with any business or entity other than as set forth in Schedule 5.4.

     Section 5.5  Financial Statements.  Schedule 5.5 consists of the Balance

Sheet of ConQuest as of December 31, 1994 and a Statement of Operations and

Stockholders Deficit and Changes in Cash Flows for the  year ended December

31,1994, as audited by Arthur Andersen LLP (the "Audited Statements") and the

unaudited Balance Sheet of ConQuest as of April 30, 1995 and a Statement of

Operations  and Stockholders Deficit and Changes in Cash Flows for the four month period ended April 30, 1995 (the "Unaudited Statements").  The Audited

Statements and the footnotes thereto fairly present the financial condition of

ConQuest at December 31, 1994, and the results of operations of ConQuest for the year then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.  At December 31, 1994 and April 30,

1995, ConQuest had no liabilities or obligations of any kind, contingent or otherwise, which are not reflected in the Audited Statements and the Unaudited

Statements or the footnotes thereto, other than as to the Unaudited Statements,

any deferred revenue.



     Section 5.6  Absence of Certain Changes.  Since December 31, 1994, except as set forth on Schedule 5.6 ConQuest has not and prior to Closing shall not have suffered any Material Adverse Effect or taken, failed to take or suffered to exist any action that if taken, not taken or suffered to exist after the date of this Agreement would constitute a breach of any of the covenants set forth herein.



     Section 5.7  Certain Fees.  Except as provided on Schedule 5.7 hereto,

neither ConQuest, nor any of their officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commissions in connection with the transactions contemplated herein. No other agent or broker or other person is entitled to any commission or finder's fee in connection with the transaction contemplated by this Agreement.



     Section 5.8  Consents and Approvals; No Violations.

          (a)  To the knowledge of ConQuest, ConQuest is not in violation of any applicable law, statute, ordinance, order, rule or regulation promulgated or judgment, decree, order, concession, grant, permit, license or other governmental authorization or approval, issued or entered by, any federal, state or local, United States or foreign, court or governmental authority relating to or affecting the operation, conduct or ownership of the property or business of

ConQuest, which violation or violations could, individually or in the aggregate,

have a Material Adverse Effect on ConQuest.



          (b)  Except for applicable requirements of the Exchange Act, the

Securities Act, state securities laws, and the filing of Articles of Merger pursuant to the Maryland Act, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by ConQuest of the transactions contemplated by this Agreement or to enable ConQuest to continue to conduct its business after the Effective Time in a manner which is consistent with that in which it is presently conducted, except where the failure to make such filing or to obtain such permit, authorization, consent or approval will not have a

Material Adverse Effect on ConQuest, or on Excalibur or EAC and will not prevent consummation of the transactions contemplated hereby.

          (c) Neither the execution and delivery of this Agreement by ConQuest,

the performance by ConQuest of its obligations hereunder nor the consummation by

ConQuest of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-

laws of ConQuest, (ii) except as set forth on Schedule 5.8(c) hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or the happening or occurrence of any other event) a default by ConQuest,

or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of ConQuest or otherwise) (or give rise to the creation of any lien, charge, security interest or encumbrance upon any properties or assets of ConQuest) under, any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which ConQuest is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ,

injunction, decree, statute, rule or regulation of any court or governmental authority applicable to ConQuest, or any of its properties or assets.



     Section 5.9  Litigation.  There is no action, suit, set of related actions or suits concerning a common issue, complaint, arbitration, inquiry, proceeding or investigation pending or, to the knowledge of ConQuest, threatened against or involving ConQuest, or any properties or rights of ConQuest, before any court,

arbitrator or administrative or governmental body, and there is no judgment,

decree, injunction, rule or order of any court, governmental department,

commission, agency, instrumentality or arbitrator outstanding against ConQuest which would individually or in the aggregate, if adversely determined, have a

Material Adverse Effect on ConQuest.  As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of ConQuest, threatened against ConQuest arising out of or in any way related to this

Agreement, the Merger or any of the transactions contemplated hereby or thereby.



     Section 5.10  Certain Employment Matters; Labor Relations.  Except as set

forth in Schedule 5.10(a), there are no written employment or consulting agreements or contracts in effect between ConQuest and any of its employees nor any oral contracts or understandings of employment or consultation which are not terminable upon the giving of notice not to exceed thirty (30) days.  Except as set forth on Schedule 5.10(b):  ConQuest has complied with all applicable laws,

rules and regulations relating to the employment of labor which could have a

Material Adverse Effect on the business, assets, condition or prospects,

financial or otherwise, of ConQuest, including without limitation those relating to wages, hours, collective bargaining, age and sex discrimination and the payment and withholding of taxes; ConQuest has withheld all amounts required by law or agreement to be withheld from the wages or salaries of their employees;

and ConQuest has no unaccrued liability for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  Except as set forth in Schedule 5.10(a), there are no controversies pending, threatened or reasonably anticipated between ConQuest and any employee or former employee.

None of the employees of ConQuest are represented by a labor union, and no petition has been filed or proceeding instituted of which ConQuest has notice by any employee or group of employees with any labor relations boards seeking recognition of a bargaining representative.  There is no dispute or controversy with any union or other organization representing employees, and no arbitration proceeding is pending or threatened involving such a dispute or controversy.

     Section 5.11  Employee Benefit Plans.

          (a)  Schedule 5.11(a) lists all Benefit Plans (as hereinafter defined), and ConQuest has previously provided to Excalibur true and complete copies of all qualified pension or profit sharing plans, any deferred compensation, consultant, bonus or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained for the benefit of employees or former employees of ConQuest (for purposes of this

Section 5.11, the "Benefit Plans"), together with (i) the most recent actuarial and financial reports prepared with respect to any Benefit Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any Benefit Plan.  ConQuest has no commitment to create any such additional plans, contracts or arrangements or to amend any such plans,

contracts or arrangements so as to increase, benefits thereunder.  Except as set forth in the employment and consulting agreements set forth on Schedule 5.10(a),

ConQuest is not obligated to provide any post-retirement welfare benefits to its employees, including post-retirement health or life insurance coverage.



          (b)  Except as provided under Schedule 5.11(b) hereto, to the best knowledge of ConQuest after reasonable investigation and consultation with legal counsel, neither ConQuest nor any administrator or fiduciary of any of such

Benefit Plans (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject ConQuest to any direct or indirect liability for a breach of any fiduciary, co-fiduciary,

or other duty under ERISA, which individually or in the aggregate could result in a Material Adverse Effect to ConQuest.  No oral or written representation or communication by ConQuest with respect to any aspect of the Benefit Plans has been or will be made to employees of ConQuest prior to the Effective Time which is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Effective

Time.  Except as disclosed on Schedule 5.11(b) hereto, there are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim.



     Section 5.12  Property; etc.  Except for leased property and as specified in such Schedule 5.12, ConQuest has good, marketable and insurable title to all of the property, real or personal, tangible or intangible, owned or used by it,

free and clear of all mortgages, pledges, liens, security interests or encumbrances of any nature (other than liens for taxes, assessments or other governmental charges not yet due and payable, or presently payable without penalty or interest), (collectively, the "Encumbrances").  All machinery,

equipment, tools, furniture and fixtures owned or leased by ConQuest are in good operating condition and repair.  There are no outstanding enforcement actions or notices of violation issued or threatened by any Federal, state, county or municipal authority having jurisdiction over any such property.



     Section 5.13  Vote.  The affirmative vote of two-thirds of the votes that holders of the outstanding shares of ConQuest Common Stock, voting together as a class, are entitled to cast is the only vote of the holders of ConQuest's capital stock necessary to approve this agreement and the Articles of Merger and the transactions contemplated hereby.



     Section 5.14  Tax Returns.  Except as disclosed on Schedule 5.14 hereto,

ConQuest has filed all federal, state and other tax returns and reports required to be filed for all periods on or before the due dates (as extended by any valid extensions of time) and has paid all taxes shown to be due by said returns.

Such returns reflect all taxes due and payable with respect to the periods covered thereby and there are no liabilities, claims, interest or penalties pending, assessed, asserted or threatened against ConQuest in connection with any such taxes and no basis therefor.  The reserves for taxes (federal, state and local) including payroll and employment related taxes reflected in

ConQuest's balance sheet at December 31, 1994 are adequate to cover any and all taxes, including deferred taxes, and any interest and penalties in connection therewith which may be assessed with respect to the property, business and operations of ConQuest up to the date of ConQuest's balance sheet and all prior periods.  ConQuest has not been given or been requested to give waivers of any statutes of limitations relating to the payment of taxes for any taxable period.

Furthermore, to the best knowledge of ConQuest, no fact exists which would constitute grounds for assessment of any further tax liability.



     Section 5.15  Intellectual Property.  As used herein, "Intellectual

Property Rights" means any and all rights to exclude existing from time to time in the United States or any specified foreign jurisdiction under patent law,

copyright law, moral rights law, trade-secret law, semiconductor chip protection law, trademark law, unfair competition law, or other similar rights.

          (a) Schedule 5.15 sets forth all Intellectual Property Rights owned by

ConQuest, including, but not limited to, all U.S. and foreign trademarks,

service marks, trade names, copyrights, U.S. and foreign patents, patent applications and provisional specifications and applications, reissues,

divisionals, substitutes, continuations, and continuations-in-part thereof,

utility models, design patents and applications therefore, computer programs and computer software, proprietary information, relating to products, processes therefore, apparatus and maintenance thereof, research, computer software, manufacturing techniques, program files, flow charts, drawings, techniques,

source and executable codes, standards, specifications, improvements,

inventions, statistical data, development plans, technologies, and manuals (both design and end-user), and all licenses or other proprietary rights associated with any of the foregoing owned by ConQuest and all applications for any of the foregoing (together with all related trade secrets and know-how the "ConQuest

Intellectual Property Rights").  The ConQuest Intellectual Property rights,

together with the intellectual property rights licensed by ConQuest under agreements identified in Schedule 5.15 and other information in the public domain constitute all of the intellectual property necessary to enable ConQuest to conduct and to continue to conduct all phases of its business (including products under development) in the manner presently conducted or contemplated.

ConQuest has good title to all of the ConQuest Intellectual Property Rights set

forth in Schedule 5.15, free and clear of all liens, charges, encumbrances,

licenses (exclusive or nonexclusive) or grants of any other rights of any nature whatsoever, except as set forth in Schedule 5.15.  Each of the ConQuest

Intellectual Property Rights is valid and enforceable, and the making, using,

selling, reproductions in copies thereof, preparation of derivative works based thereon, distribution of copies by sale or other transfer of ownership, or otherwise, and the licensing and sublicensing of others, to do any of the aforementioned acts with regard to any of the products or works under such

ConQuest Intellectual Property Rights do not infringe any rights owned or held by any other person.



          (b)  To the best of ConQuest's knowledge, the conduct of the business of ConQuest carried on is free from any infringement of Intellectual Property

Rights of others and there is no pending, or to the best of ConQuest's knowledge, threatened claim against ConQuest for any infringement of any of the foregoing. Neither ConQuest, nor to its knowledge, any of their respective employees or agents, has notified any person or entity that it believes such person or entity is infringing, or making any preparation to infringe, or contributing to or inducing others to infringe, any of the ConQuest Intellectual

Property Rights.



          (c)  ConQuest has taken all reasonable measures to protect the secrecy, confidentiality and value of its trade secrets and the ConQuest

Intellectual Property Rights, and the same have not been disclosed to others except pursuant to reasonable confidentiality agreements.  All of the ConQuest

Intellectual Property Rights subject to a patent or copyright are presently valid and protectable and are not part of the public knowledge, nor to

ConQuest's knowledge have they been used, divulged or appropriated for the benefit of any past or present employees or other persons, or to the detriment of ConQuest.



          (d)  ConQuest, and to its knowledge, each person associated in any way with the filing and prosecution of any application for a patent or copyright relating to the ConQuest Intellectual Property Rights have, throughout the prosecution of such application, acted in good faith before the United Sates

Patent and Trademark Office (the "Patent Office") or the Copyright Office, as

the case may be, and all information provided by or on behalf of ConQuest to the

Patent Office and Copyright Office has been true and correction all material respects.



          (e)  Other than the proceedings and challenges listed and identified in Schedule 5.15 hereto, there is no pending or, to the knowledge of ConQuest,

threatened, action, suit or other proceeding before any court, the United States

Patent and Trademark Office, any foreign patent office, arbitrator or federal or state administrative agency involving ConQuest (i) that in any manner draws into question the validity or enforceability of any of the ConQuest Intellectual

Property Rights, or alleges that the products, systems or processes made or practiced with the ConQuest Intellectual Property Rights infringe upon any patents, copyrights or other intellectual property rights of others, (ii) in which there is a reasonable possibility of an adverse decision of decisions which could otherwise prevent or have a Materially Adverse Effect upon the right of ConQuest to use, sell or license the ConQuest Intellectual Property Rights or

(iii) in which ConQuest or its agents is or was alleged to have violated any legal restrictions, including any competition law, with respect to such ConQuest

Intellectual Property Rights.



          (f)  ConQuest's use of the trade names and trademarks listed in

Schedule 5.15, if any, has been continuous, and such names have never been abandoned by ConQuest.



          (g)  Except as shown on Schedule 5.15 hereto, ConQuest is not aware of

(i) any circumstances that would prevent, delay or condition the issuance of a pending patent or a copyright application covering any of the ConQuest

Intellectual Property Rights, or that would modify or reduce the coverage of such patent or copyright as described in the application therefor, a copy of which has been delivered to Excalibur, (ii) any prior art with respect to any pending or issued patent or copyright or any of the ConQuest Intellectual

Property Rights, or (iii) any protest, objection or challenge to any pending patent or copyright application covering the ConQuest Intellectual Property

Rights.

          (h)  ConQuest has delivered true and correct copies of each patent,

copyright registration and applications therefor to Excalibur.



     Section 5.16  Contracts; Minutes.  Schedule 5.16A sets forth a complete and correct list of the following contracts, whether written or oral, to which

ConQuest is a party: (a) mortgages, debentures, notes or installment obligations, or other instruments or contracts for the borrowing or lending of money, including, without limitation, any agreements or arrangements relating to the maintenance of compensating balances or the availability of a line of credit; (b) license or development agreements, sales agency agreements,

marketing or distribution agreements; (c) guarantees of any obligation; (d)

agreements for the sale of any properties or assets of ConQuest other than sales of products in the ordinary course of business; (e) contracts, pursuant to which

ConQuest is or may be obligated to make payments, contingent or otherwise, on account of or arising out of the acquisition, prior, pending or future, of the business or other assets of another enterprise; (f) secrecy or invention agreements under which ConQuest or, to ConQuest's knowledge, any of the present officers or employees of ConQuest, has any obligation; (g) requirements contracts with ConQuest as purchaser or seller or other agreements for the purchase of sale of goods or services not terminable without liability by

ConQuest on 30 days' notice; (h) agreements of ConQuest with, or loans or advances by ConQuest to or from, or other obligations of ConQuest to or from any officer or director of ConQuest; (i) leases of real or personal property

(whether as lessor or lessee), of ConQuest, involving rents of more than $25,000 per year; (j) agreements or arrangements limiting the freedom of ConQuest or, to

ConQuest's knowledge, any of its present officers or employees, to compete in any line of business with any person or other entity or in any geographical area, (k) insurance policies (including fidelity and surety bonds) covering

ConQuest having a currently unexpired term; (l) joint venture agreements or partnership, profit sharing or other agreements; (m) agreements pursuant to which ConQuest has indemnified or shared tax liability with any party; (n)

policies and procedures manuals with respect to the ConQuest employees; and (o)

contracts, commitments or agreements involving an annual commitment of $250,000 or more that are not referred to above in Section 5.16 or in any other Schedule to this Agreement which relate to or affect ConQuest.  Except as provided in

Schedule 5.16B hereto, ConQuest and its subsidiaries are in compliance with all material contracts and agreements to which ConQuest is a party or by which

ConQuest is bound (regardless of type of contract or annual sales volume), and to the knowledge of ConQuest, no other party is in breach thereof.  ConQuest has provided to Excalibur and EAC true, correct and complete copies of all minutes and/or consents of all actions taken by the shareholders and Board of Directors of ConQuest since the date of incorporation of ConQuest.



     Section 5.17  Permits and Licenses.  ConQuest has acquired and currently holds all permits, licenses, franchises, authorizations, approvals and other certificates of authority as may be required for ConQuest to conduct its business and the absence of which would have a Material Adverse Effect on the business or operations of ConQuest and copies of all such documents have been provided to Excalibur.  ConQuest is in material compliance with all the terms thereof, and ConQuest is not aware of any reason why any such permit, license,

franchise, authorization, approval or other certificates of authority could not be renewed on terms at least as advantageous to ConQuest as the current license,

franchise, authorization, approval and other certificates of authority held by

ConQuest.  ConQuest is not aware of any change in any law, rule or regulation,

whether or not yet effective, which is likely to require ConQuest to obtain in the future any additional license, franchise, authorization, approval or any other certificates of authority, the absence of which would have a Material

Adverse Effect on the business or operations of ConQuest.



     Section 5.18  Real Property; Environmental Matters.  ConQuest does not own any real property and is not a party to any agreement to acquire ownership of any real property or any interests in real property other than leases of real property, copies of which have been provided to Excalibur.  Except as disclosed on Schedule 5.18, ConQuest has not (either with or without negligence) caused or permitted the escape, disposal or release in violation of applicable law of any biologically active or other hazardous substances, or materials causing harm in or on any real property occupied by ConQuest or utilized by ConQuest in conducting its business (the "CQ Premises").  ConQuest has not stored or used such substances or materials on or about the CQ Premises in any manner not sanctioned by law or by commercially reasonable standards in the industry for the storage and use of such substances or materials.  ConQuest has not brought or allowed to be brought into the CQ Premises any such materials or substances except to use in the ordinary course of ConQuest's business.  During the use and occupancy of the CQ Premises by ConQuest, ConQuest has kept and maintained the

CQ Premises so as to be in material compliance with all then existing statutes,

laws, rules, ordinances, orders, permits and regulations of state, federal,

local and other governmental and regulatory authorities, agencies and bodies pertaining to environmental matters, or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive or hazardous wastes or materials, including, but not limited to, the Federal Clean Air Act, the

Federal Water Pollution Control Act, the Comprehensive Environmental Response

Compensation and Liability Act of 1980, as from time to time amended.

     Section 5.19  No Misrepresentations.  No representation or warranty by

ConQuest in this Agreement, nor any statement, certificate or schedule furnished or to be furnished by or on behalf of ConQuest pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact.

ConQuest has delivered true and complete copies of all documents referred to in this Article V (or in any Schedule delivered by ConQuest) to Excalibur or EAC.



     Section 5.20  Insurance.  ConQuest maintains insurance for the protection of its business, properties and assets against such hazards and in such amounts as is customary among businesses of a like size and nature as ConQuest.  All such insurance is in full force and effect, and ConQuest has neither received nor given any notice of termination or reduction in coverage thereunder.



                                        ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1  Conduct of Business by ConQuest Pending the Merger.  Except as

otherwise expressly contemplated hereby, after the date hereof and prior to the

Effective Time or earlier termination of this Agreement, unless Excalibur shall otherwise agree in writing or as otherwise expressly contemplated by this

Agreement, ConQuest shall:



          (a)  conduct its business in the ordinary and usual course of business and consistent with past practice;

          (b)  not (i) amend or propose to amend its charter or by-laws; or (ii)

split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;



          (c)  not, except as described on Schedule 6.1(c) hereto, (i) authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell,

pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except issuance of shares of ConQuest Common Stock pursuant to the exercise of stock options outstanding on the date hereof; (ii) sell (including,

without limitation, by sale-leaseback), lease, pledge, dispose of or encumber any material assets or interests therein; except in the ordinary course of business (iii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock; (iv) borrow additional funds or make additional advances as loans; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;



          (d)  use its best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers,

distributors, customers, and others having business relationships with it to the extent that such relationships are reasonably deemed by ConQuest to be in the best interests of ConQuest or its subsidiaries;

          (e)  promptly notify Excalibur of any event having a Material Adverse

Effect on ConQuest or any of its subsidiaries;



          (f)  not acquire, or publicly propose to acquire, all or any substantial part of the business and properties or capital stock of any person not a party to this Agreement, whether by merger, purchase of assets, tender offer or otherwise;



          (g)  not initiate, solicit, encourage or respond positively to, and will direct and use its best efforts to cause any officer, director, employee,

investment banker, attorney, accountant or other agent employed or retained by

ConQuest not to initiate, solicit, encourage or respond positively to any proposal or offer to acquire all or any substantial part of the business and properties or capital stock of ConQuest or to provide information about ConQuest to any prospective acquirer, whether by merger, purchase of assets, tender offer or otherwise.



          (h)  not enter into or amend any employment, severance, bonus, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors or officers;



          (i)  not adopt, enter into or amend any bonus, profit sharing,

compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except (i) as required to comply with changes in applicable law occurring after the date hereof and (ii) with respect to all plans other than in the ordinary course of business and consistent with past practice;

          (j)  not transfer or license to any person or entity or otherwise extend, amend or modify any rights to the ConQuest Intellectual Property Rights other than in the ordinary course of business;



          (k)  not take or agree orally or in writing, or otherwise, to take any of the foregoing actions or any other action which would or which, with the passage of time would make any representation or warranty contained in Article

VI untrue or incorrect in any material respect as of the time of the Closing.



     Section 6.2  Conduct of Business by Excalibur Pending the Merger.  Except

as otherwise expressly contemplated hereby, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless ConQuest shall otherwise agree in writing or as otherwise expressly contemplated by this

Agreement (it being agreed, however, that Excalibur shall be solely responsible for its operations and those of its subsidiaries in accordance with the provisions of this Agreement), Excalibur and each of its subsidiaries shall:



          (a)  conduct its businesses in the ordinary and usual course of business and consistent with past practice;

          (b)  not (i) amend or propose to amend its charter or by-laws; or (ii)

split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;



          (c)  use its best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers,

distributors, customers, and others having business relationships with it, to the extent that such relationships are deemed to be in the best interest of

Excalibur or its subsidiaries;



          (d)  promptly notify ConQuest of any event having a Material Adverse

Effect on Excalibur or its subsidiaries;



          (e)  not acquire, or publicly propose to acquire, all or any substantial part of the business and properties or capital stock of any person not a party to this Agreement, whether by merger, purchase of assets, tender offer or otherwise;



          (f)  not initiate, solicit, encourage or respond positively to, and will direct and use its best efforts to cause any officer, director, employee,

investment banker, attorney, accountant or other agent employed or retained by

Excalibur not to initiate, solicit, encourage or respond positively to any proposal or offer to acquire all or any substantial part of the business and properties or capital stock of Excalibur or to provide information about

Excalibur to any prospective acquirer, whether by merger, purchase of assets,

tender offer or otherwise;

          (g)  not to enter into or amend any employment, severance, bonus,

special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors or officers;



          (h)  not (i) authorize the issuance of, or issue, sell, pledge or dispose of, or agree to issue, sell pledge or dispose of, any more than 150,000 additional shares of, or options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except the issuance of shares of Excalibur Common Stock pursuant to the exercise of stock options outstanding on the date hereof; (ii) sell (including, without limitation, by sale-leaseback), lease, pledge, dispose of or encumber any material assets or interest therein, except in the ordinary course of business, (iii) redeem,

purchase, acquire or offer to purchase or acquire any shares of its capital stock; (iv) borrow additional funds or make additional advances as loans; or (v)

enter into any contract agreement, commitment or arrangement with respect to any of the foregoing.



          (i)  not adopt, enter into or amend any bonus, profit sharing,

compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of any employee or retiree, except (A) as required to comply with changes in applicable law occurring after the date hereof and (B) with respect to all plans other than in the ordinary course of business and consistent with past practice;

          (j)  not take or agree orally or in writing, or otherwise, to take any of the foregoing actions or any other action which would or which, with the passage of time would make any representation or warranty contained in Article

IV untrue or incorrect in any material respect as of the time of the Closing.





                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS



     Section 7.1  Access to Information.  (a) ConQuest shall afford to Excalibur and its accountants, counsel, and other representatives reasonable access during normal business hours and upon reasonable notice throughout the period prior to the Effective Time to all of their respective properties, books, contracts,

commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to Excalibur (i) a copy of each report,

schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed or received by any of them from any other governmental agency and (ii) all other information concerning their respective businesses, properties and personnel as Excalibur may reasonably request.  ConQuest shall promptly advise Excalibur in writing of any change or occurrence of any event after the date of this agreement having,

or which, insofar as can reasonably be foreseen, in the future may have, a

Material Adverse Effect on ConQuest.

          (b)  Excalibur and its subsidiaries shall afford to ConQuest and its accountants, counsel and other representatives reasonable access during normal business hours and upon reasonable notice throughout the period prior to the

Effective Time to all of their respective properties, books, contracts,

commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to ConQuest (i) a copy of each report,

schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed or received by any of them from the SEC or any other governmental agency, and (ii) all other information concerning their respective businesses, properties and personnel as

ConQuest may reasonably request.  Excalibur and its subsidiaries shall promptly advise ConQuest in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen,

in the future may have, a Material Adverse Effect on Excalibur.



          (c)  Each of Excalibur and its subsidiaries and ConQuest acknowledges that it has had access to confidential information relating to the others'

business, and hereby covenants and agrees that it shall not directly or indirectly use it for its own behalf or divulge to any third party any confidential information or trade secrets of the other.  As used herein,

confidential information shall consist of all information, knowledge or data furnished pursuant to this Article VII or otherwise, relating to the business of either party (including without limitation the ConQuest Intellectual Property

Rights, the Excalibur Intellectual Property Rights, and all other information relating to inventions, production methods, customer and prospective customer lists, prices and trade practices) which is not in the public domain or otherwise published or publicly available.

     Section 7.2  Proxy Statement.  (a) ConQuest and Excalibur shall prepare as promptly as practicable, a proxy statement with respect to the Shareholders'

Meeting referred to in Section 7.3 and the distribution of the Excalibur Common

Stock to the stockholders of ConQuest as set forth in Article III.  The term

"Proxy Statement" shall mean such proxy statement at the time it initially is mailed to ConQuest's shareholders and all amendments or supplements thereto similarly mailed.  Each of Excalibur and ConQuest agrees to correct promptly

(but in no event later than the date of the Shareholders' Meeting referred to in

Section 7.3) any information provided by it for use in the Proxy Statement which contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein,

in light of the circumstances under which they were made, not misleading.

Excalibur and ConQuest shall cooperate with each other in the preparation of such Proxy Statement.



          (b)  As soon as practicable after the date hereof, ConQuest and

Excalibur shall promptly prepare and file any filings required under the

Exchange Act, the Securities Act or any other federal or state securities laws relating to the Merger and the transactions contemplated herein ("Other

Filings").



     Section 7.3  Shareholders' Approval.  ConQuest, in accordance with applicable law, shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its shareholders at a Shareholders

Meeting to be held as soon as reasonably practicable and shall use its best efforts to obtain shareholder approval of this Agreement and the transactions contemplated hereby in accordance with the terms of the Proxy Statement.

Schedule 7.3 sets forth the names of ConQuest Shareholders who have executed irrevocable proxies representing the number of shares set forth opposite their names, permitting Excalibur to vote their shares in favor of this Agreement at the Shareholders Meeting.  These proxies represent more than 70% of the total number of shares of ConQuest Common Stock outstanding.



     Section 7.4  Agreement to Cooperate.

          (a)  Subject to the terms and conditions herein provided, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable to cause all of the conditions herein to Closing to be satisfied and to consummate and make effective the transactions contemplated by this Agreement.



          (b)  In addition to the undertaking specified under Section 4.21, each of the parties hereby agrees that it will use its best efforts to cause the

Merger to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").



          (c)  Each of the parties hereby agrees that it will use its best efforts and will cause its respective subsidiaries and other "affiliates"

(defined in accordance with Rule 145 promulgated under the Securities Act (each such person being referred to as an "Affiliate")) to use their respective best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests, not to take any action inconsistent therewith, and to deliver to ConQuest a "pooling letter" from Arthur Andersen

LLP in form and substance agreed upon by Excalibur and ConQuest.

     Section 7.5  Public Statements.  The parties shall consult with each other prior to issuing any public announcement or statement with respect to this

Agreement or the transactions contemplated hereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law.



     Section 7.6  Stock Options and Acquisition Rights.

          (a)  Schedule 7.6 sets forth all options and other rights to acquire

ConQuest Common Stock ("Option") setting forth the holder of each Option, the exercise price, vesting schedule and term thereof.  Pursuant to this Agreement,

each holder of an outstanding Option shall be entitled to receive upon exercise of such Option after the Effective Time in lieu of ConQuest Common Stock, for each share of ConQuest Common Stock subject to such Option, for the same aggregate exercise price of the Option, that number of shares of Excalibur

Common Stock as such person would have received in the exchange provided in

Section 3.1(a) and (b) hereof, if such person had exercised the Option immediately prior to the Effective Time (subject to Section 7.6(b) below), and on such terms as nearly identical as the terms of the Option as permitted by applicable securities and tax laws including, without limitation, any vesting schedule, or, if not so permitted, consistent with the terms of the option plans of Excalibur (except that any Option exercise period shall not be extended beyond the original termination date except as provided below and the number of shares of Excalibur Common Stock issuable upon exercise of the option shall be rounded down to the nearest whole number of shares and neither Excalibur nor EAC shall be obligated to pay the Option holder for any fractional options which shall lapse). Upon approval of this Agreement by the shareholders of ConQuest, the shareholders of ConQuest shall be deemed to have adopted and approved an amendment to the stock option plans of ConQuest to change the stock issued pursuant to such plans to Excalibur Common Stock after the Effective Time.

Nothing contained in this Section 7.6 or elsewhere in this Agreement shall be construed to, or have the effect of, changing the date upon which any option was issued by ConQuest or the period of time for which any option holder shall be deemed to have held any option, for purposes of vesting, option expiration or for any other purpose.



          (b)  If, after the Effective Time, the number of outstanding shares of

Excalibur Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Excalibur or of another corporation, by reason of any stock split, stock dividend,

reorganization, merger, consolidation, recapitalization or reclassification, an appropriate adjustment in the number and kind of shares issuable upon exercise of any Options outstanding as of the Effective Date and as of the date of such increase, decrease, change or exchange, or the unexercised portion of such options, shall be made.  The foregoing adjustment shall be made without any change in the total exercise price applicable to the Option or unexercised portion thereof, and shall be made in such a manner so that the stock options designated as Qualified Stock Options continue to qualify under Section 422 of the Code.



     Section 7.7  Excalibur Options.  Excalibur hereby agrees to issue 324,151 stock options to purchase shares of Excalibur Common Stock to the ConQuest employees set forth on Schedule 7.7 in the amounts set forth opposite their names pursuant to a new Excalibur Stock Option Plan which has been approved by

Excalibur's Board of Directors.  Subject to the limits required by Section 422 of the Code, and the stockholder approval as described below, the stock options shall be Qualified Stock Options (within the meaning of Section 422 of the

Code); if stockholder approval is not obtained as provided under Section 422 of the Code, the options issued under the Plan will constitute non-qualified stock options.  Each option shall have a term of ten years, will vest in equal 12.5%

increments every six months and will have an exercise price equal to the average closing price of Excalibur Common Stock during the ten trading days prior to the

Effective Time.  The options will be issued within ten days after the Effective

Time.  Excalibur agrees to hold a meeting of its stockholders upon the earlier to occur of (i) Excalibur's next annual meeting of stockholders, and (ii) nine months after the Effective Time, at which meeting Excalibur's Board will recommend that Excalibur's stockholders approve the foregoing Stock Option Plan.

The shares issuable upon exercise of these options will be registered two years after the date of the Closing.



     Section 7.8  Employment Agreements Excalibur shall enter into employment agreements with Messrs. Edwin Addison, Paul Nelson, John McGrath and Donald

Wilson in the forms set forth in Exhibit 7.8.



     Section 7.9  Certain Fees and Liabilities.  Within fifteen (15) days after the Effective Date, Excalibur shall cause to be paid in full the liabilities listed on Schedule 7.9 hereto.

     Section 7.10  Registration Rights.

          (a)  Excalibur shall prepare and file with the Securities and Exchange

Commission ("SEC") and use its reasonable best efforts to cause to become effective a registration statement covering 50,000 shares of Excalibur Common

Stock to be issued pursuant to this Agreement no later than thirty days after the date when Excalibur files its Form 8-K including combined financial statements for thirty days of combined operations of Excalibur and  ConQuest.

Each ConQuest shareholder shall have the right to sell a pro-rata number of his or her shares of Excalibur Common Stock pursuant to the foregoing registration statement.

          (b)  Excalibur shall prepare and file with the SEC and use its reasonable best efforts to cause to become effective a registration statement on additional 50,000 shares of Excalibur Common Stock to be issued pursuant to this

Agreement no later than nine months after the Effective Date.  Each ConQuest shareholder shall have the right to sell a pro-rata number of his or her shares of Excalibur Common Stock pursuant to the foregoing registration statement.

          (c)  Excalibur shall prepare and file with the Securities and Exchange

Commission and use its reasonable best efforts to cause to become effective a registration statement covering all shares issuable upon exercise of all

ConQuest options to acquire shares of Excalibur Common Stock pursuant to Section

7.6 above.  This registration statement shall be filed no later than December 1,

1996.  Excalibur will use its reasonable best efforts to cause such registration statement to become effective no later than March 1, 1997.



     Section 7.11   Confidentiality.  In connection with the transactions

contemplated by this Agreement, each of the parties acknowledges that it has had access to and shall continue to have access to information concerning the business, operations and assets of the other, pursuant to Section 7.1 and otherwise. Each of the parties therefore agrees to treat any Confidential

Material (defined below) of the other in accordance with the provisions of this

Section 7.11.

          (a)  As used herein, the term "Confidential Material" shall mean all documents, materials, financial information and other information relating to

ConQuest or Excalibur (in this context, a "Disclosing Party") and all documents,

materials, financial information and other information relating to the Merger which is furnished by or on behalf of a Disclosing Party, whether prepared by the Disclosing Party, its officers, directors, employees or agents or otherwise,

irrespective of the form of communication of such Confidential Material, and whether furnished before or after the date  of this Agreement "Confidential

Material" also includes all information, notes, compilations, studies and analyses prepared by or on behalf of a Disclosing Party or by others for the use of the non-disclosing party (the "Receiving Party") which contain, reflect or are based upon, in whole or in part, the information furnished to the Receiving

Party by or on behalf of the Disclosing Party.  The term "Confidential Material"

does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Disclosing party, (ii) was within the possession of the Receiving Party prior to its being furnished by or on behalf of the Disclosing Party, or (iii) becomes available to the Receiving

Party on a non-confidential basis from a source other than the Disclosing Party;

provided, that with respect to clauses (ii) and (iii) above, the source of such information was not bound, to the best of the Receiving Party's knowledge, by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information.

          (b)  Each of the parties hereto, as a Receiving Party, agrees that it shall use the Confidential Material solely for purposes consistent with this

Agreement and the transactions contemplated thereby and not for the purpose of competing with the Disclosing Party, providing the information to a competitor of the Disclosing Party or for any other purpose.  Each party, as a Receiving

Party, further agrees that the Confidential Material will be kept confidential and that neither it nor any of its officers, directors, employees or agents will disclose any of the Confidential Material of the Disclosing Party in any manner whatsoever; provided, however, that each party (i) may make any disclosure of such information as to which the Disclosing Party gives its prior written consent and (ii) any of such information may be disclosed to the officers,

directors, employees and agents of a Receiving Party who need to know such information for the purposes consistent with this Agreement and the transactions contemplated hereby and who agree to keep such information confidential and who are provided with a copy of this Section 7.11 and agree to be bound by the terms hereof to the same extent as if they were parties hereto.

          (c)  Each of the parties hereto, as a Receiving Party shall be responsible for any breach of this Section 7.11 by any of its officers,

directors, employees and agents and agrees, at such party's sole expense, to take all reasonable measures to restrain its officers, directors, employees and agents from prohibited or unauthorized disclosure or use of the Confidential

Material.

          (d)  In the event that a Receiving Party or any of its officers,

directors, employees or agents is requested or required (by oral questions,

interrogatories, requests for information or documents in legal proceedings,

subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Material, such party shall provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing

Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 7.11.  If, in the absence of a protective order or other remedy or the receipt of a wavier by the Disclosing party, a Receiving Party or any of its officers, directors, employees or agents is nonetheless legally compelled to disclose the Confidential Material to any tribunal, regulatory authority, or agency, the Receiving Party or its officers,

directors, employees or agents may, without liability hereunder, disclose to such tribunal, regulatory authority or agency only that portion of the

Confidential Material which is legally required to be disclosed, provided that the Receiving Party exercises its best efforts to preserve the confidentiality of the Confidential Material.

          (e)  In the event that the Merger does not occur, each party, as a

Receiving Party, will and will cause its respective officers, directors,

employees and agents to promptly deliver to the Disclosing Party all documents

(and all copies thereof) furnished to it or its officers, directors, employees

or agents by or on behalf of the Disclosing Party.   All other Confidential

Material not returned to the Disclosing Party, including all Confidential

Material prepared by a Receiving Party or its officers, directors, employees or agents with respect to the Disclosing Party, shall be destroyed and no copy thereof shall be retained and, upon request, the Receiving Party shall certify in writing to the Disclosing Party that such action has been taken.

Notwithstanding the return or destruction of the Confidential Material, the

Receiving Party, its officers, directors, employees and agents will continue to be bound by the obligations of confidentiality and other obligations hereunder for a period of two (2) years from the later of the date of this Agreement or the Effective Time.

          (f)  Each of the parties hereto recognizes and acknowledges the competitive value and confidential nature of the Confidential Material and the damage that could result to a Disclosing Party if information contained therein is disclosed to any third party.  In view of the nature of the Confidential

Material, each of the parties agrees that any unauthorized disclosure of the

Confidential Material or other violation, or threatened violation, of this

Section 7.11 would cause irreparable damage to the Disclosing Party and that,

therefore, the Disclosing Party shall be entitled to an injunction prohibiting the Receiving Party from any such disclosure, attempted disclosure, violation or threatened violation of this Section 7.11, and each party further agrees to waive, and to cause its officers, directors, employees and agents to waive, any requirement for the securing or posting of any bond in connection with such remedy.  Such remedies shall not be in addition to all other remedies available at law or equity to the Disclosing Party.



     Section 7.12   Excalibur Employee Benefit Plans.

          (a)  After the Effective Time, all Excalibur employees who had formerly been employees of ConQuest shall be entitled to all of the employee benefit plans and agreements presently or hereafter maintained or adopted for the benefit of Excalibur employees, including, without limitation, the Benefit

Plans listed on Schedule 4.18 hereto, and for purposes thereof, each such former

ConQuest employee shall be deemed to have been employed by Excalibur beginning on the date that he or she became employed by ConQuest.



          (b)  After the Effective Time, a committee shall be formed to evaluate employee compensation policies and employee benefit plans heretofore maintained by ConQuest and Excalibur, which committee shall make recommendations to the

Excalibur Board of Directors regarding the continuance, discontinuance or adoption of such plans and policies and related transitional matters.  Pat Condo and Ed Addison (or the ConQuest Representative in his absence) shall serve as the sole members of the committee.

     Section 7.13   ConQuest Stockholder Representative.  Excalibur shall deal exclusively with the Stockholder Representatives (as defined in Section 8.2(i)

below), and their successors and assigns, who are appointed by the ConQuest stockholders under the Transmittal Letters (as defined in Section 8.2(i) below)

to act on behalf of such ConQuest Stockholders in connection with such matters as may be described in the Transmittal Letters.  Such Stockholder

Representatives shall have authority to act for all of the ConQuest Stockholders and Excalibur shall rely on the Stockholder Representative to speak for each and every ConQuest Stockholder.



                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1  Conditions to Each Party's Obligation to Effect the Merger.

The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:



          (a)  This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of

ConQuest, under applicable law, as herein provided;



          (b)  No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and effective as of the Effective Time, provided that if any such injunction, order or decree is issued prior to the Effective Time, each party agrees that it will use its best efforts to have any such injunction,

order or decree lifted; and

          (c)  All governmental consents and approvals required by law for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time on terms and conditions that would not have a Material Adverse Effect on the prospects of EAC as the

Surviving Corporation.



     Section 8.2  Conditions to Obligation of ConQuest to Effect the Merger.

The obligation of ConQuest to effect the Merger shall be subject to the fulfillment or written waiver by ConQuest at or prior to the Effective Time of the following additional conditions:



          (a)  Each of Excalibur or EAC shall have performed in all material respects its agreements contained in this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of

Excalibur and EAC contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the

Effective Time as if made on and as of such date or time, except as contemplated or permitted by this Agreement, and ConQuest shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Excalibur to that effect;



          (b)  ConQuest shall have received an opinion addressed to ConQuest from Holtzmann, Wise & Shepard dated the date on which the Effective Time shall occur, substantially in the form set forth in Exhibit 8.2(b) hereto;

          (c)  Arthur Andersen LLP shall have delivered a letter in the form attached as Exhibit 8.2(c) addressed to ConQuest and stating that the Merger would qualify for pooling-of-interest accounting treatment.



          (d)  Since the date hereof, no event having a Material Adverse Effect on Excalibur or any of its subsidiaries shall have occurred.



          (e)  Excalibur and EAC shall deliver to ConQuest such certificates and other documents as ConQuest shall reasonably request.



          (f)  Excalibur shall cause to be paid in full certain fees incurred in connection with this Agreement and the transactions contemplated hereby, which are listed on Schedule 8.2(f) hereto.

          (g)  ConQuest shall have received an opinion addressed to ConQuest from Piper & Marbury dated the date on which the Effective Time shall occur,

substantially in the form of Exhibit 8.2(g) hereto.

          (h)  Allen & Company Incorporated and certain affiliates of Allen shall have agreed in writing to vote at least 4,000,000 of their shares of

Excalibur Common Stock in favor of the new Excalibur Stock Option Plan referenced in Section 7.7 above.



     Section 8.3  Conditions to Obligation of Excalibur and EAC to Effect the

Merger.  The obligation of Excalibur and EAC to effect the Merger shall be subject to the fulfillment or written waiver by Excalibur and EAC at or prior to the Effective Time of the additional following conditions:

          (a)  ConQuest shall have performed in all material respects its agreements contained in this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of ConQuest contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Effective Time as if made on and as of such date or time, except as contemplated or permitted by this Agreement, and Excalibur shall have received a Certificate of the Chief

Executive Officer and Chief Financial Officer of ConQuest to that effect;



          (b)  Excalibur shall have received an opinion from Piper & Marbury,

dated as of the date on which the Effective Time shall occur, substantially in the form set forth in Exhibit 8.3(b) hereto;



          (c)  Arthur Andersen LLP shall have delivered a letter to Excalibur stating that the Merger would qualify for pooling-of-interests accounting treatment;



          (d)  No more than 35 ConQuest shareholders will be deemed to be purchasers of Excalibur Common Stock in this transaction who are not accredited investors as defined in Rule 501 promulgated under the Securities Act of 1933,

as amended.

          (e)  There shall not have been any holder of record of any outstanding shares of ConQuest Common Stock who shall have perfected his dissenter's rights to fair value with respect to the Merger as provided by the Maryland Act;



          (f)  Since the date hereof, no event having a Material Adverse Effect on ConQuest or any of its subsidiaries shall have occurred;



          (g)  ConQuest shall deliver to Excalibur and EAC such certificates and other documents as Excalibur and EAC shall reasonably request; and



          (h)  Unless otherwise agreed to in writing by Excalibur and EAC, all of the Board of Directors and executive officers of ConQuest,  shall resign as

Directors and executive officers, respectively, effective as of the Effective

Time.



                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER



     Section 9.1  Termination.  This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time,

whether before or after approval by the shareholders of ConQuest and Excalibur:



          (a)  by mutual consent of Excalibur and ConQuest notwithstanding approval of the Agreement by the shareholders of either Excalibur or ConQuest;

or

          (b)  by either Excalibur or ConQuest if any court of competent jurisdiction in the United States or any State shall have issued an order,

judgment or decree (other than a temporary restraining order) restraining,

enjoining or otherwise prohibiting the Merger; or



          (c)  by Excalibur or EAC (i) if the Board of Directors of ConQuest

shall have withdrawn or modified in a manner adverse to Excalibur its approval or recommendation to the ConQuest stockholders of the Merger, this Agreement or the transactions contemplated hereby, or shall have resolved to do any of the foregoing, (ii) ConQuest shall have taken actions prohibited by, or failed to take any actions required under Section 6.1, except as otherwise provided or referred to therein (whether or not ConQuest has taken such actions pursuant to the advice of counsel or otherwise pursuant to the fiduciary duty of its Board of Directors), which actions or failures to act have not been waived by

Excalibur, (iii) there has been (A) a material breach of any covenant or agreement herein on the part of ConQuest or any of its subsidiaries which has not been cured or adequate assurance of cure given, in either case within 15 business days following receipt of notice of such breach, or (B) any material representation or warranty of ConQuest or any of its subsidiaries herein is untrue or misleading in any substantial respect, or (iv) if a condition to

Excalibur's or EAC's obligation to close the Merger as set forth in Sections 8.1 or 8.3 is not satisfied or waived by Excalibur or EAC in writing on or before

September 30, 1995; or



          (d)  by ConQuest (i) if the Board of Directors of Excalibur or EAC

shall have withdrawn or modified in a manner adverse to ConQuest its approval of the Merger, this Agreement or the transactions contemplated hereby, or shall have resolved to do any of the foregoing, (ii) Excalibur or its subsidiaries shall have taken any actions prohibited by, or failed to take any actions required under Section 6.2 (whether or not Excalibur or EAC has taken such actions pursuant to the advice of counsel or otherwise pursuant to the fiduciary duty of its respective Board of Directors), which actions or failure to act have not been waived in writing by ConQuest, (iii) there has been (A) a material breach of any covenant or agreement herein on the part of Excalibur or any of its subsidiaries which has not been cured or adequate assurance of cure given,

in either case within 15 business days following receipt of notice of such breach or (B) any material representation or warranty of Excalibur or any of its subsidiaries herein is untrue or misleading in any substantial respect, or (iv)

if a condition to ConQuest's obligation to close the Merger as set forth in

Sections 8.1 or 8.2 is not satisfied or waived by ConQuest in writing on or before September 30, 1995.



     Section 9.2  Effect of Termination.  In the event of termination of this

Agreement by either Excalibur or ConQuest, as provided in Section 9.1, this

Agreement shall forthwith become void, and there shall be no liability on the part of either ConQuest or Excalibur or their respective officers or directors

(except with respect to the fees referred to in Section 4.7 and Section 5.7 which shall survive the termination).  Nothing in this Section 9.2 shall relieve any party to this Agreement from liability for its material breach of any covenant or agreement hereunder, or any material breach of any representation or warranty known to such party to be untrue at the time it is made or that was not otherwise made by such party in good faith.



     Section 9.3.  Amendment.  This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of

ConQuest and before filing of the Articles of Merger with the Maryland State

Department of Assessments and Taxation, but, after any such approval, no amendment that materially adversely affects the rights of the ConQuest shareholders or the Merger Consideration to be received by them shall be made without the further approval of such shareholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.



     Section 9.4  Waiver.  At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that waiver of compliance with any agreements or conditions herein shall not limit the parties' obligations to comply with all other agreements or conditions herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.



                                    ARTICLE X

                               GENERAL PROVISIONS



          Section 10.1  Survival of Representations and Warranties and

Agreements.  All representations, warranties and agreements in this Agreement shall expire as of the Effective Time.

          Section 10.2  Material Adverse Effect.  For purposes of this

Agreement, "Material Adverse Effect" shall mean any materially adverse change in or effect on the business, operations, properties, assets, liabilities,

financial condition, results of operations or prospects of a party to this

Agreement and its subsidiaries taken as a whole; provided, however, for the purposes of this Agreement, the term Material Adverse Effect shall not be deemed to mean any losses, adverse developments or other conditions suffered by a party to this Agreement arising from normal operations, market or economic conditions affecting the industry as a whole, or the announcement of the transactions contemplated by this Agreement.



     Section 10.3  Knowledge.  For purposes of this Agreement, "knowledge" of any party hereto shall be limited to matters within the actual knowledge of the current officers of the party.



     Section 10.4  Additional Disclosures.  From time to time prior to the

Effective Time, each party hereto shall promptly provide written disclosures to the other with respect to any matter which is necessary to correct any information contained in any representation or warranty of such party that has been rendered inaccurate thereby.  Notwithstanding the foregoing, any additional disclosure shall not be deemed to modify any representation or warranty set forth herein, provided that if the Merger does occur, such representations and warranties, without any further action by any of the parties hereto, shall be deemed amended as of the date of this Agreement to include such disclosure, as well as any other information disclosed to or discovered by the party to whom the representation or warranty is made prior to the Effective Time, and no breach of warranty or representation shall be deemed to have occurred as a result of such disclosure or discovery.

          Section 10.5  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or sent by a private delivery service such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to Excalibur, to:



               Excalibur Technologies Corporation

               9255 Towne Centre Drive

               Ninth Floor

               San Diego, California  92121

               Attention; Mr. J.M. Kennedy

          with a copy to:

               Holtzmann, Wise & Shepard

               1271 Avenue of the Americas

               New York, New York  10020

               Attention:  Jay H. Diamond, Esq.



          (b)  If to ConQuest, to:

               ConQuest Software, Inc.

               10440 Little Patuxent Parkway

               Suite 800

               Columbia, Maryland  21044-3561

               Attention: Mr. Edwin Addison
          with a copy to:

               Piper & Marbury L.L.P.

               36 South Charles Street

               Baltimore, Maryland  21301

               Attention:  Earl S. Wellschlager, Esq.



     Section 10.6  Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Disclosure of any fact or item in any disclosure schedule hereto referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other section, be deemed to be disclosed with respect to that other section whether or not an explicit cross reference appears.



     Section 10.7  Miscellaneous.  This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral,

among the parties or any of them, with respect to the subject matter hereof; (b)

is not intended to confer upon any third party other than the ConQuest stockholders, to the extent specified herein, any rights or remedies hereunder;

(c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     Section 10.8  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Facsimile signatures shall be binding on all parties upon delivery thereof.



     Section 10.9  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the ConQuest stockholders, to the extent specified herein, and nothing in this Agreement,

express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under this Agreement.



     Section 10.10  Schedules.  Any disclosure on any Schedule hereto shall be deemed to be a disclosure on each other Schedule to this Agreement.



     Section 10.11  Arbitration.  Except for any claim or dispute which gives rise or could give rise to equitable relief under this Agreement, any disagreement, dispute or controversy arising under this Agreement shall be settled exclusively and finally by arbitration.  The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American

Arbitration Association (the "AAA Rules") in Baltimore, Maryland or in such other city as the parties to the dispute may designate by mutual consent.  The arbitration tribunal shall consist of three arbitrators (or such lesser number as may be agreed upon by the parties) selected according to the procedure set forth in the AAA Rules in effect on the date hereof.  The chairman of the arbitration tribunal shall be appointed by the American Arbitration Association from among the three arbitrators so selected.  The fees and expenses of the arbitration tribunal incurred in connection with such arbitration shall be borne equally by the parties to the arbitration or otherwise as the arbitrators may determine.

     IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT

ON THE DATE FIRST ABOVE WRITTEN.


                                   EXCALIBUR TECHNOLOGIES CORPORATION


                                   By:        Patrick C. Condo /s/
                                      Name:   Patrick C. Condo
                                      Title:  President


                                   EXCALIBUR ACQUISITION CORP.


                                   By:        Patrick C. Condo /s/
                                      Name:   Patrick C. Condo
                                      Title:  President

                                   CONQUEST SOFTWARE, INC.


                                   By:        Edwin Addison /s/
                                      Name:   Edwin Addison
                                      Title:  President

                                    SCHEDULES
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                       EXCALIBUR TECHNOLOGIES CORPORATION,
                           EXCALIBUR ACQUISITION CORP.
                                       AND
                             CONQUEST SOFTWARE, INC.


Schedule 4.3      Capitalization of Excalibur
Schedule 4.4      Subsidiaries of Excalibur
Schedule 4.6 Material Adverse Effects on Excalibur between January 31, 1995 and Closing
Schedule 4.7      Certain Fees of Excalibur
Schedule 4.11     Intellectual Property of Excalibur
Schedule 4.15A    Excalibur Contracts
Schedule 4.15B    Excalibur Non-Compliance with Contracts
Schedule 4.17     Excalibur Employment and Consulting Agreements
Schedule 4.18     Excalibur Employee Benefit Plans
Schedule 4.19     Excalibur Exceptions to Title to Property
Schedule 5.1      Conduct of Business in Certain Jurisdictions
Schedule 5.3      ConQuest Options, Warrants, Subscriptions, Etc.
Schedule 5.4      ConQuest Subsidiaries
Schedule 5.5      ConQuest 1994 Audited Financials and March 31, 1995
                  Financials
Schedule 5.6 Material Adverse Effects on ConQuest between December 31, 1994 and Closing
Schedule 5.7      Certain Fees of ConQuest
Schedule 5.8(c)   Conflicts and Consents
Schedule 5.10(a)  ConQuest Employment and Consulting Agreements
Schedule 5.10(b)  Certain ConQuest Employment Matters
Schedule 5.11(a)  ConQuest Employee Benefit Plans
Schedule 5.11(b)  Issues Under ConQuest Employee Benefit Plans
Schedule 5.12     ConQuest Exceptions to Title to Property
Schedule 5.14     Tax Returns
Schedule 5.15     Intellectual Property of ConQuest
Schedule 5.16A    ConQuest Contracts
Schedule 5.16B    ConQuest Non-Compliance with Contracts
Schedule 5.18     ConQuest Environmental Matters
Schedule 6.1(c)   Permitted Transactions
Schedule 7.3      ConQuest Stockholder Proxies
Schedule 7.3      ConQuest Stock Options and Acquisition Rights
Schedule 7.7      ConQuest Employees to Receive New Excalibur Options
Schedule 7.9      Fees to be Paid within 15 days after Closing
Schedule 8.2(f)   Fees to be Paid at Closing

   The company agrees to furnish to the commission supplementary a copy of any omitted schedule upon request.